Exhibit 99.1

Falcon’s Beyond Announces Third Quarter 2024 Results:

Company Reports Consolidated Revenue of $2.1 Million and Remains Positioned for Ongoing Positive Growth

Company’s Unconsolidated Subsidiary, Falcon’s Creative Group, Q3 Revenue Increased to $13.2 Million and Company’s Unconsolidated Joint Venture, Producciones de Parques, Q3 Revenue Increased to $17.8 Million

Orlando, FL — November 14, 2024 — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary leader in innovative and immersive storytelling through Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”) and Falcon’s Beyond Brands (“FBB”), today announced its financial results for the third quarter of fiscal year 2024 ended September 30, 2024.

Simon Philips, President of Falcon’s Beyond, stated, “Falcon’s performance in Q3 is a testament to the strength of our strategic initiatives and the dedication of our teams. We’ve achieved substantial revenue growth in Falcon’s Creative Group compared to last year, positioning us for continued success as we move into 2025 and beyond. One of the key highlights of this quarter is our ongoing project work for the Qiddiya Investment Company in Saudi Arabia focused on the master planning and designing of several first-of-its-kind immersive entertainment projects for Qiddiya City, which further showcase our commitment to delivering services that create innovation and groundbreaking entertainment. We are thrilled with the progress and the positive reception that our projects have garnered thus far. With the momentum we’ve built and our unwavering focus across all divisions, we are more confident than ever in our ability to deliver long-term value to our stakeholders.”

Third Quarter 2024 Financial Highlights

●	Falcon’s Beyond generated consolidated revenues of $2.1 million for the three-month period ended September 30, 2024, representing fees for corporate and shared services earned from its FCG division and management fees from its Producciones de Parques, S.L. (“PDP”) 50:50 joint venture with Melia Hotels Int’l. The Company’s FCG subsidiary was deconsolidated and accounted for as an equity method investment for all periods subsequent to July 27, 2023.

●	FCG recorded revenues of $13.2 million in the three-month period ended September 30, 2024, representing an increase of $8.6 million, or 190%, over the corresponding period of 2023. FCG recorded operating income of $0.1 million and a net loss of $0.1 million in the three-month period ended September 30, 2024, compared with an operating loss of ($5.2) million and net loss of ($5.1) million for the corresponding 2023 period. After the Qiddiya Investment Company (QIC) preferred return and amortization of basis difference, Falcon’s Beyond’s net loss from FCG was $1.7 million in the three-month period ended September 30, 2024.

●	PDP recognized revenues of $17.8 million in the three-month period ended September 30, 2024, a $2.0 million increase over the corresponding 2023 period, primarily due to increases in occupancy and rates at the Tenerife and Mallorca properties. Income from operations increased $1.1 million to $5.7 million for the three-month period ended September 30, 2024, and net income increased $0.2 million to $3.2 million, as compared with the corresponding 2023 period. Falcon’s Beyond’s share of income was $1.6 million from PDP for Q3 2024.

●	Falcon’s Beyond’s consolidated net income increased by $35.0 million to $39.3 million for the three-month period ended September 30, 2024, primarily driven by a $40.6 million gain from change in fair value of earnout liabilities, a $17.9 million decrease in losses from operations, a $1.5 million increase in share of gains from equity method investments, a $0.7 million change in fair value of warrant liabilities, and a $1.6 million increase in foreign exchange gains, partially offset by a $27.4 million gain from deconsolidation of FCG in the prior year comparative quarter.

●	Adjusted EBITDA[1] increased $4.6 million to ($1.6) million for the three months ended September 30, 2024, compared to ($6.2) million for the three months ended September 30, 2023, primarily driven by a $1.6 million increase in share of gain from equity method investments, a $1.6 million increase in foreign exchange gains and a $1.84 million increase in revenues from shared services following the deconsolidation of FCG in 2023, partially offset by a $0.4 increase in other expenses.

●	Effective September 30, 2024, the Company entered into an Amended and Restated Credit Agreement with Infinite Acquisition Partners, LLC, a greater than 10% shareholder, to increase the Revolving Line of Credit from a $10 million facility to a $15 million facility. The amended facility is unsecured, bears simple interest on the unpaid principal at a rate equal to three-month SOFR plus 2.75% (previously 2.75%), payable quarterly in arrears. This facility will mature on September 30, 2034.

●	Also effective on September 30, 2024, the Company terminated and replaced $14.8 million of Term Debt with Infinite Acquisitions partners. The new term loan is unsecured, bears interest a rate of 8% per annum (previously 3% per annum), payable quarterly in areas and will mature on September 30, 2034. Principal amortization on this Term debt commences on October 1, 2029.

●	The Company’s legacy investors agreed to forfeit all outstanding performance based earnout shares held in escrow for their benefit, in order to reduce volatility in earnings created by the accounting treatment of these awards. 437,500 shares of Class A common stock and 17,062,500 shares of Class B common stock and units were forfeited on September 30, 2024.

●	On September 30, 2024, the Company declared a stock dividend of 0.2 shares of class A common stock per share of Class A common stock outstanding, payable on December 17, 2024 to stockholders of record as of December 10, 2024. A total of approximately 2.0 million shares of Class A common stock and approximately 11.5 million shares of Class B common stock are expected to be issued in connection with the stock dividend.

Jo Merrill, Chief Financial Officer of Falcon’s Beyond, stated, “We continue to see positive momentum in our third quarter with a year-over-year increase in revenue in excess of 190% in Falcon’s Creative Group, and a significant reduction in Company overhead costs. The Company has taken significant steps this quarter to restructure and simplify its capital and debt stack to pave the way for the near-term expansion of the business segments as we approached our first anniversary as a public company.”

[1]	Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure” below for more information and a reconciliation to the most directly comparable GAAP measure.

About Falcon’s Beyond

Falcon’s Beyond is a visionary innovator in immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units:

●	Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software.

●	Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail.

●	Falcon’s Beyond Brands brings brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales.

Falcon’s Beyond also invents immersive rides, attractions, and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, Fla. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com

Cautionary Note Regarding Forward-Looking Statement

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will”, “aimed”, “expected” and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (2) impairments of our intangible assets and equity method investment in our joint ventures, (3) our ability to raise additional capital, (4) the closure of Katmandu Park DR and the repositioning and rebranding of our FBD business, (5) the success of our growth plans in FCG, (6) our customer concentration in FCG, (7) the risk that contractual restrictions relating to the Strategic Investment may affect our ability to access the public markets and expand our business, (8) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (9) our indebtedness and reliance on related parties with respect to such indebtedness, (10) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (11) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (12) cybersecurity-related risks, (13) our ability to protect our intellectual property, (14) our ability to remediate identified material weaknesses in our internal control over financial reporting, (15) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (16) the outcome of pending, threatened and future legal proceedings, (17) our continued compliance with Nasdaq continued listing standards, (18) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and the risks disclosed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 29, 2024, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use and Definition of Non-GAAP Financial Measure

We prepare our unaudited condensed consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before interest expense, net, income tax expense, depreciation and amortization, transaction expenses related to the business combination, credit loss expense, change in fair value of warrant liabilities, and change in fair value of earnout liabilities. We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. A reconciliation of non-GAAP Adjusted EBITDA to GAAP Net Income, the most directly comparable GAAP financial measure, is included below under the heading “Reconciliation of Non-GAAP Financial Measure”.

Contacts:

Media Relations:

Kathleen Prihoda, Falcon’s Beyond
kprihoda@falconsbeyond.com

Investor Relations:

ir@falconsbeyond.com

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands of U.S. dollars)

	As of September 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$828	$672
Accounts receivable, net ($219 and $632 related party as of September 30, 2024 and December 31, 2023, respectively)	219	696
Other current assets	1,025	1,061
Total current assets	2,072	2,429
Investments and advances to equity method investments	63,915	60,643
Property and equipment, net	24	23
Other non-current assets	539	264
Total assets	$66,550	$63,359

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable ($1,488 and $1,357 related party as of September 30, 2024 and December 31, 2023, respectively)	$4,710	$3,852
Accrued expenses and other current liabilities ($2,429 and $475 related party as of September 30, 2024 and December 31, 2023, respectively)	24,332	20,840
Short-term debt ($904 related party as of September 30, 2024)	8,471	—
Current portion of long-term debt ($0 and $4,878 related party as of September 30, 2024 and December 31, 2023, respectively)	1,868	6,651
Earnout liabilities – current portion	—	183,055
Total current liabilities	39,381	214,398
Other long-term payables	5,500	5,500
Long-term debt, net of current portion ($22,822 and $18,897 related party as of September 30, 2024 and December 31, 2023, respectively)	25,530	22,965
Earnout liabilities, net of current portion	—	305,586
Warrant liabilities	5,614	3,904
Total liabilities	76,025	552,353

Commitments and contingencies – Note 10

Stockholders’ equity (deficit)
Class A common stock ($0.0001 par value, 500,000,000 shares authorized; 10,066,629 issued and outstanding at September 30, 2024 and 500,000,000 shares authorized; 7,871,643 issued and outstanding as of December 31, 2023)	1	1
Class B common stock ($0.0001 par value, 150,000,000 shares authorized; 57,346,617 issued and outstanding at September 30, 2024 and 150,000,000 shares authorized; 52,034,117 issued and outstanding as of December 31, 2023)	6	5
Additional paid-in capital	43,116	11,699
Accumulated deficit	(44,322)	(68,594
Accumulated other comprehensive loss	(215)	(216
Total equity attributable to common stockholders	(1,414)	(57,105
Non-controlling interests	(8,061)	(431,889
Total equity	(9,475)	(488,994
Total liabilities and equity	$66,550	$63,359

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (LOSS) (UNAUDITED)
(in thousands of U.S. dollars, except share and per share data)

	For the three months ended		For the nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue ($2,069, $391, $5,383 and $4,628 related party for the three months ended September 30, 2024 and 2023 and for the nine months ended September 30, 2024 and 2023, respectively)	$2,069	$1,581	$5,383	$16,097
Operating expenses:
Project design and build expense	—	722	—	10,151
Selling, general and administrative expense	4,490	4,330	16,591	23,230
Transaction expenses	—	8,918	7	8,918
Credit loss expense – related party ($0, $5,230, $12 and $5,484 related party for the three months ended September 30, 2024 and 2023 and for the nine months ended September 30, 2024 and 2023, respectively)	—	5,230	12	5,484
Research and development expense ($31, $145, $57 and $145 related party for the three months ended September 30, 2024 and 2023 and for the nine months ended September 30, 2024 and 2023, respectively)	39	349	65	1,251
Intangible asset impairment loss	—	2,377	—	2,377
Depreciation and amortization expense	1	59	4	1,575
Total operating expenses	4,530	21,985	16,679	52,986
Loss from operations	(2,461)	(20,404)	(11,296)	(36,889)
Share of gain (loss) from equity method investments	38	(1,555)	2,912	(3,690)
Gain on deconsolidation of FCG	—	27,402	—	27,402
Interest expense $(189), $(241), $(615) and $(624) related party for the three months ended September 30, 2024 and 2023 and for the nine months ended September 30, 2024 and 2023, respectively)	(421)	(321)	(1,128)	(887)
Interest income	4	47	10	92
Change in fair value of warrant liabilities	676	—	(1,715)	—
Change in fair value of earnout liabilities	40,649	—	172,271	—
Foreign exchange transaction gain (loss)	816	(866)	298	(396)
Net income (loss) before taxes	39,301	4,303	161,352	(14,368)
Income tax benefit	—	7	1	26
Net income (loss)	$39,301	$4,310	$161,353	$(14,342)
Net income attributable to noncontrolling interest	33,432	—	137,081	—
Net income attributable to common stockholders	5,869	—	24,272	—

Net income per share
Net income per share, basic	0.58	n/a	2.50	n/a
Net income per share, diluted	0.46	n/a	1.83	n/a
Weighted average shares outstanding, basic	10,066,629	n/a	9,700,372	n/a
Weighted average shares outstanding, diluted	10,253,082	n/a	9,906,753	n/a

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands of U.S. dollars)

	For the nine months ended
	September 30,	September 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	161,353	(14,342)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4	1,575
Deferred loss on sales to equity method investments	—	155
Foreign exchange transaction loss (gain)	(261)	372
Share of (gain) loss from equity method investments	(2,912)	3,690
Loss on sale of equipment	2	—
Gain on deconsolidation of FCG	—	(27,402)
Change in deferred tax asset	—	(26)
Credit loss expense ($12 and $5,484 related party for the nine months ended September 30, 2024 and 2023, respectively)	12	5,484
Intangible asset impairment	—	2,377
Change in fair value of earnouts	(172,271)	—
Change in fair value of warrants	1,715	—
Share based compensation expense	1,072	—
Changes in assets and liabilities:
Accounts receivable, net ($401 and $(4,952) related party for the nine months ended September 30, 2024 and 2023, respectively)	441	(3,061)
Other current assets	36	26
Inventories	—	(123)
Contract assets ($0 and $1,680 related party for the nine months ended September 30, 2024 and 2023, respectively)	—	466
Capitalization of ride media content	—	(78)
Deferred transaction costs	—	1,842
Long term receivable – related party	—	(1,314)
Other non-current assets	(274)	66
Accounts payable ($127 related party for the nine months ended September 30, 2024)	854	6,494
Accrued expenses and other current liabilities ($66 and $33 related party for the nine months ended September 30, 2024 and 2023, respectively)	1,471	7,507
Contract liabilities ($0 and $236 related party for the nine months ended September 30, 2024 and 2023, respectively)	—	(129)
Net cash used in operating activities	(8,758)	(16,421)
Cash flows from investing activities
Purchase of property and equipment	(9)	(307)
Proceeds from sale of equipment	2	—
Cash inflow on deconsolidation of FCG	—	2,577
Investments and advances to unconsolidated joint ventures	—	(1,509)
Net cash (used in) provided by investing activities	(7)	761
Cash flows from financing activities
Short-term advances from affiliates ($2,287 related party for the nine months ended September 30, 2024)	2,287	—
Principal payment on finance lease obligation	—	(106)
Proceeds from debt – related party	7,221	—
Proceeds from debt – third-party	1,250	—
Repayment of debt – related party	(2,297)	(222)
Repayment of debt – third-party	(1,344)	(1,253)
Proceeds from related party credit facilities	6,464	10,629
Repayment of related party credit facilities	(5,392)	(3,153)
Equity contributions	—	1,791
Proceeds from exercised warrants	111	—
Proceeds from RSUs issued to affiliates	626	—
Net cash provided by financing activities	8,926	7,686
Net increase (decrease) in cash and cash equivalents	161	(7,974)
Foreign exchange impact on cash	(5)	(21
Cash and cash equivalents – beginning of period	672	8,366
Cash and cash equivalents at end of period	828	371

Reconciliation of Non-GAAP Financial Measure

	Three months ended September 30, 2024	Three months ended September 30, 2023
Net income (loss)	$39,301	$4,310
Interest expense	421	321
Interest income	(4)	(47)
Income tax benefit	—	(7)
Depreciation and amortization expense	1	59
EBITDA	39,719	4,636
Transaction expenses	—	8,918
Credit loss expense	—	5,230
Change in fair value of warrant liabilities	(676)	—
Change in fair value of earnout liabilities	(40,649)	—
Intangible asset impairment loss	—	2,377
Gain on deconsolidation	—	(27,402)
Adjusted EBITDA	$(1,606)	$(6,241)

	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Net income (loss)	$161,353	$(14,342)
Interest expense	1,128	887
Interest income	(10)	(92)
Income tax benefit	(1)	(26)
Depreciation and amortization expense	4	1,575
EBITDA	162,474	(11,998)
Transaction expenses	7	8,918
Credit loss expense	12	5,484
Intangible asset impairment loss	—	2,377
Gain on deconsolidation	—	(27,402)
Change in fair value of warrant liabilities	1,715	—
Change in fair value of earnout liabilities	(172,271)	—
Adjusted EBITDA	$(8,063)	$(22,621)